Exhibit 10.2

Participation Agreement

This Participation Agreement is by and between Juan Navarro (“Executive”) and Entravision Communications Corporation (the “Company”).

Effective as of the Effective Date (defined below), the Company will provide severance benefits to Executive as provided in the Company’s Executive Severance and Change in Control Plan (the “Plan”), a copy of which is attached hereto as Exhibit A and incorporated herein. All capitalized terms used but not defined in this Participation Agreement have the definitions given to them in the Plan.

This Participation Agreement, and Executive’s participation in the Plan, will be effective as of the date of the last signature below (the “Effective Date”). Executive acknowledges and agrees that, as of the Effective Date, the severance benefits that may be provided to Executive under the Plan supersede and replace in their entirety any severance benefits Executive may have (A) under any other plan, policy or practice previously maintained by the Company or any of its affiliates that may have been applicable to Executive, and (B) under any individually negotiated employment agreement, offer letter or equity award agreement between Executive and the Company or any of its affiliates entered into prior to the date hereof.

The Compensation Committee of the Board of Directors of the Company (the “Administrator” under the Plan) has designated Executive as a Group II Executive under the Plan.

Notwithstanding the terms of the Plan, if Executive’s Date of Termination occurs on or before December 31, 2026, then, solely for purposes of calculating severance payments under the Plan: (a) Executive’s Target Bonus will be deemed to be his Base Salary, multiplied by the target amount percentage set forth in his Executive Compensation Letter, and (b) “actual Company performance”, as such term is used in Section 4 of the Plan, will be deemed to be Executive’s Target Bonus (as adjusted in subsection (a) above).

To accept the terms of this Participation Agreement and Executive’s participation in the Plan, effective as of the Effective Date, the parties have signed and dated this Participation Agreement as set forth below.

Entravision Communications Corporation Executive

/s/ Michael Christenson /s/ Juan Navarro

Name: Michael Christenson Name: Juan Navarro

Title: Chief Executive Officer

Date: May 27, 2025 Date: May 27, 2025

Exhibit A

Entravision Communications Corporation
Executive Severance and Change in Control Plan

(attached)